================================================================================
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               HOLLYWOOD.COM, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
         4)       Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------
         5)       Total fee paid:

                  -------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:
                                        ---------------------------------------
        2)       Form, Schedule or Registration Statement No.:
                                                               ----------------
        3)       Filing Party:
                              -------------------------------------------------
        4)       Date Filed:
                            ---------------------------------------------------

Dear Fellow Shareholders:

         Through a series of acquisitions and other initiatives over the last two years, Hollywood.com, Inc. has evolved into a leading media and Internet company with widely recognized brands and a broad and deep collection of entertainment content. Hollywood.com and Broadway.com are premier web sites in the areas of movies and live theater and HollywoodPro.com is a leading subscription web site geared to movie professionals. CinemaSource and EventSource compile and syndicate a wide range of entertainment and event information to more than 200 different media outlets, including web portals, major newspapers and wireless providers. MovieTickets.com, a joint venture with several major theater exhibitors, sells movie tickets online for theaters throughout the United States and Canada. Our live theater ticketing businesses, Theater Direct International and Broadway.com, sell tickets online and to the travel and tourism industry for shows in New York and London. We also continue to operate the intellectual property business from which our company has expanded and evolved.

         To fully reflect our growth and multi-faceted businesses, the Board of Directors of Hollywood.com, Inc. has voted in favor of changing our name to Hollywood Media Corp.

         We have scheduled an annual meeting of shareholders to vote on the name change. You will also be asked to vote in favor of the election of nine directors nominated by our Board of Directors and to approve the Company's 2000 Stock Incentive Plan.

         Shareholders of record at the close of business on November 14, 2000 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

         YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the proposals. If you fail to return your card, your shares will not be counted as present or voting, unless you attend and vote in person.

         You can obtain additional information about Hollywood.com from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.




                             Mitchell Rubenstein
                             Chairman and Chief Executive Officer

         This Proxy Statement is dated November 14, 2000 and is first being mailed to shareholders on or about November 17, 2000.

                               HOLLYWOOD.COM, INC.
                        2255 GLADES ROAD, SUITE 237 WEST
                            BOCA RATON, FLORIDA 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:    December 15, 2000
Time:    10:00 a.m.
Place:   2255 Glades Road, Suite 228 West
         Boca Raton, Florida  33431

         Notice is hereby given that an Annual Meeting of Shareholders of Hollywood.com, Inc. (the "Company") will be held for the following purposes:

         1. To consider and vote upon the election of nine directors nominated by the Company's Board of Directors.

         2. To consider and vote upon a proposal to change the Company's name to Hollywood Media Corp.

         3. To consider and vote upon the approval of the Company's 2000 Stock Incentive Plan.

         4. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 2000.

         5. Such other business as properly may be presented at the annual meeting or any adjournments or postponements thereof.

         You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please sign, date and return the accompanying proxy card to ensure that your shares are represented at the meeting. If you attend the annual meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card. Your proxy may be revoked at any time before it is voted. Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the annual meeting.

                                             By Order of the Board of Directors

                                             Laurie S. Silvers
                                             President and Secretary
Boca Raton, Florida
November 17, 2000



         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                            TABLE OF CONTENTS
QUESTIONS AND ANSWERS................................................................................        1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENT............................................        2
SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT......................................        3
THE MEETING..........................................................................................        5
         General.....................................................................................        5
         Matters To Be Considered At The Meeting ....................................................        5
         Record Date; Quorum; Voting At The Meeting..................................................        5
         Proxies ....................................................................................        6
ELECTION OF DIRECTORS................................................................................        8
         Nominees for Election to the Board of Directors.............................................        8
         Meetigs of the Board of Directors of the Company............................................       11
         Committees of the Board of Directors of the Company.........................................       11
         Compliance with Section 16(a) of the Securities Exchange Act of 1934........................       12
EXECUTIVE OFFICERS...................................................................................       13
EXECUTIVE COMPENSATION...............................................................................       14
         Summary Compensation Table..................................................................       14
         Employment Agreements.......................................................................       14
         Option Grants in Last Fiscal Year...........................................................       16
         Stock Option Exercises During 1999 and Stock Options Held at End of 1999....................       16
         Stock Option Plan...........................................................................       17
         Long-Term Incentive and Pension Plans.......................................................       17
         Compensation of Directors...................................................................       17
         Compensation Committee Interlocks and Insider Participation.................................       18
         Report of the Compensation Committee on Executive Compensation..............................       18
         Report of the Audit Committee...............................................................       21
         Performance Graphs..........................................................................       22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................       24
         Transactions with Viacom Inc................................................................       24
         Transactions with Tribune Company...........................................................       27
         Investments by Affiliate of the Simon Property Group........................................       28
         Investment by the Company's Directors.......................................................       29
         Consulting Agreement with Dr. Martin H. Greenberg...........................................       29
         Line of Credit..............................................................................       30
PROPOSAL TO APPROVE AN AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE
THE COMPANY'S NAME TO HOLLYWOOD MEDIA CORP...........................................................       31
         Reasons for the Charter Amendment...........................................................       31
PROPOSAL TO APPROVE THE 2000 STOCK INCENTIVE PLAN....................................................       32
         General.....................................................................................       32
         Plan Description............................................................................       32
         Terms and Conditions of Benefits............................................................       33
         Federal Income Tax Effect of Benefits Granted Under the 2000 Plan...........................       34
         Securities Act Registration; Restriction on Resale..........................................       37
PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS...................................       38


                                       i

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS...........................................................       38
EXPERTS .............................................................................................       38
OTHER MATTERS........................................................................................       38
WHERE YOU CAN FIND MORE INFORMATION..................................................................       38

                                   APPENDICES

APPENDIX A--  CHARTER OF THE AUDIT COMMITTEE
APPENDIX B--  COMPANY'S 2000 STOCK INCENTIVE PLAN
APPENDIX C--  FORM OF PROXY CARD



                              QUESTIONS AND ANSWERS


         Q:       WHAT AM I BEING ASKED TO VOTE UPON?

         A: You are being asked to vote in favor of the election of nine directors nominated by our Board of Directors. You are also being asked to vote in favor of changing the Company's name to Hollywood Media Corp. and to approve the Company's 2000 Stock Incentive Plan. Finally, you are being asked to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 2000.

                  THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED EACH OF THESE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

         Q:       WHEN IS THE ANNUAL MEETING?

         A: The annual meeting will be held on December 15, 2000 at 10:00 a.m., local time, at 2255 Glades Road, Suite 228 West, Boca Raton, Florida 33431.

         Q:       WHAT SHOULD I DO NOW?

         A: You should mail your signed proxy card in the enclosed postage paid envelope as soon as possible, so that your shares will be represented at the annual meeting.

         Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN A SIGNED PROXY
                  CARD?

         A: Yes. You can change your vote in one of the following ways at any time before your proxy is voted at the annual meeting. First, you can revoke your proxy by delivering a written notice to the Secretary of the Company prior to the time it is exercised. Second, you can submit a new, later dated proxy card prior to the time the initial proxy is exercised. Third, you can attend the annual meeting and vote in person.

         Q:       WHOM SHOULD I CALL WITH QUESTIONS?

         A:       Hollywood.com, Inc.
                  2255 Glades Road, Suite 237W
                  Boca Raton, Florida 33431
                  (561) 998-8000
                  Attention: Investor Relations Department

         Q:       WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANY?

         A: From various sources described under "Where You Can Find More Information" on page 38 of this Proxy Statement.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


         This Proxy Statement contains forward-looking statements, including (without limitation) those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the factors, discussed in this document and in the documents which are incorporated herein by reference, could affect the future results of the Company, and could cause those results to differ materially from those expressed in such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement might not occur.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of the Record Date by
(1) each person known to beneficially own more than 5% of the outstanding shares of the common stock, (2) each director and director nominee of the Company, (3) the Company's Chief Executive Officer and four of the Company's other most highly compensated executive officers whose total annualized salary and bonus in 1999 was $100,000 or more and (4) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that all beneficial owners named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The Company is not aware of any beneficial owner of more than five percent of the outstanding shares of common stock of the Company other than as set forth in the following table.

   NAME AND ADDRESS                         NUMBER OF SHARES       PERCENT OF
OF BENEFICIAL OWNER(1)                     BENEFICIALLY OWNED        CLASS
----------------------                     ------------------        -----

Viacom Inc. (2)                                7,950,923             31.8%

Tribune Company                                2,452,623              9.8%

Mitchell Rubenstein(3)                         2,503,854              9.7%

Laurie S. Silvers(3)                           2,503,854              9.7%

Dr. Martin H. Greenberg(4)                       362,500              1.5%

Jules L. Plangere, Jr.(5)                        109,924              *

Deborah J. Simon (6)                              37,067              *

Harry T. Hoffman(7)                               19,313              *

Russell I. Pillar                                  -                  *

Mitchell Semel                                     -                  *

David Williams                                     -                  *

W. Robert Shearer(8)                              36,875              *

Nicholas G. Hall(9)                                5,609              *

All directors and executive officers           3,075,142            11.8%
of the Company as a group (11 persons)
(10)

----------------
*   Less than 1%

(1) Except as noted in this footnote, the address of each beneficial owner is in care of the Company, 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431. The business address of Viacom Inc. 1515 Broadway, 52nd Floor, New York, NY 10036-5794 and the business address of The Tribune Company is 435 N. Michigan Ave., 6th floor, Chicago, Illinois 60611.

(2) Includes 100,000 shares of common stock issuable under a currently exercisable warrant.

(3) Except for 100,000 shares owned individually by each of Mr. Rubenstein and Ms. Silvers, all of such shares are held by Mr. Rubenstein and Ms. Silvers jointly as tenants by the entireties. Includes an aggregate of 895,000 shares of common stock issuable pursuant to stock options granted to, and 15,000 shares of common stock issuable pursuant to warrants purchased by, Mr. Rubenstein and Ms. Silvers that are currently exercisable or exercisable within 60 days of the Record Date.

(4) Includes 91,667 shares of common stock owned by Dr. Greenberg's spouse, 47,052 shares of common stock issuable pursuant to currently exercisable stock options, and 15,221 shares of common stock issuable under currently exercisable warrants.

(5) Includes 11,826 shares of common stock issuable pursuant to options that are currently exercisable and 28,334 shares of common stock issuable under currently exercisable warrants.

(6) Includes 18,754 shares of common stock issuable pursuant to options that are currently exercisable.

(7) Includes 17,713 shares of common stock issuable pursuant to options that are currently exercisable and 400 shares of common stock issuable under a currently exercisable warrant.

(8) Includes 35,375 shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of the Record Date.

(9) Represents 5,609 shares of common stock issuable pursuant to options granted to Mr. Hall's spouse that are currently exercisable.

(10) Includes 1,031,329 shares of common stock issuable pursuant to options that are currently exercisable or exercisable within 60 days of the Record Date and 58,955 shares of common stock issuable under currently exercisable warrants.

                                   THE MEETING

GENERAL

         This Proxy Statement is being furnished to holders of shares of common stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the annual meeting of shareholders (the "Meeting") to be held at the offices of the Company, located at 2255 Glades Road, Suite 228 West, Boca Raton, Florida 33431, on December 15, 2000, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed to holders of common stock on or about November 17, 2000. Shareholders should review the information in this Proxy Statement together with the Company's Annual Report to Shareholders for the year ended December 31, 1999 which accompanies this Proxy Statement. A list of shareholders entitled to vote at the Meeting will be available at the Company's principal executive offices, 2255 Glades Road, Suite 237W, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

MATTERS TO BE CONSIDERED AT THE MEETING

         At the Meeting, holders of shares of common stock will be requested to consider and vote upon (1) the election of nine directors nominated by the Company's Board of Directors, (2) a proposal to amend the Company's Second Amended and Restated Articles of Incorporation to change the Company's name to Hollywood Media Corp., (3) the approval of the Company's 2000 Stock Incentive Plan, (4) a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 2000 and (5) such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

         THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY, THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO HOLLYWOOD MEDIA CORP., THE APPROVAL OF THE COMPANY'S 2000 STOCK INCENTIVE PLAN AND THE RATIFICATION OF THE COMPANY'S CHOICE OF INDEPENDENT PUBLIC ACCOUNTANTS.

RECORD DATE; QUORUM; VOTING AT THE MEETING

         The Company's Board of Directors has fixed November 14, 2000 as the Record Date. Accordingly, only holders of record of shares of common stock at the Record Date will be entitled to notice of and to vote at the Meeting. At the Record Date, there were 24,917,794 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on the Record Date is entitled to cast one vote per share in respect of the proposals presented for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.

         Under Florida law, if a quorum is present at the Meeting, the approval and adoption of the Charter Amendment by the Company's shareholders will require the affirmative vote of the holders of a majority of the shares of common stock voted at the Meeting. Under Florida law, nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Meeting will be required for approval of the Company's 2000 Stock Incentive Plan and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place.

         Prior to the Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of common stock represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares of common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast "for" or "against" any given matter. A broker or nominee holding shares of common stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the matters addressed at the Meeting. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, share represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Accordingly, broker or nominee non-votes will not have the same effect as a vote against the election of any director. Abstentions will not have the same effect as a vote against the election of any director. Any such shares of common stock that are not represented at the Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Meeting.

         As of the Record Date, the directors and executive officers of the Company beneficially owned in the aggregate approximately 11.8% of the outstanding shares of common stock.

PROXIES

         This Proxy Statement is being furnished to holders of common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Meeting.

         Shares of common stock represented by properly executed proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein. Shares of common stock represented by properly executed proxies for which no instruction is provided will be voted for approval of the Charter Amendment, the election of the nominees to the Board of Directors of the Company and the ratification of the Company's choice of independent public accountants. Holders of common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of common stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (1) providing written notice to such effect to the Secretary of the Company at the Company's principal executive offices, (2) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (3) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and shareholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

         If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         If any other matters properly are presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment

         If any beneficial owner of common stock holds such stock in "street name" and wishes to vote his or its stock at the Meeting, such owner must obtain from the relevant nominee holding common stock a properly executed "legal proxy" identifying the beneficial owner as a holder of common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner at the Meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

         The Company will pay the costs of soliciting proxies from the holders of common stock, including the cost of printing, assembling and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of the Company will not be specially compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of common stock held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)


NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         At the Meeting, nine directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the nine persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. In the event, however, that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         The following table sets forth certain information concerning each nominee as of the Record Date.

          NAME                   AGE                  POSITION
          ----                   ---                  --------

  Mitchell Rubenstein            46       Chairman of the Board and Chief
                                          Executive Officer
  Laurie S. Silvers              48       Vice Chairman of the Board,
                                          President and Secretary
  Dr. Martin H. Greenberg        59       Director and Chief Executive
                                          Officer of Tekno Books
  Harry T. Hoffman               73       Director
  Jules L. Plangere, Jr.         79       Director
  Deborah J. Simon               44       Director
  Mitchell Semel                 41       Director
  Russell I. Pillar              35       Director
  David Williams                 53       Director

---------------

         MITCHELL RUBENSTEIN is a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a 24-hour national cable television network devoted to science fiction, fantasy and horror programming that was acquired by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Mr. Rubenstein also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, who owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law from New York University School of Law in 1979. He currently serves on the NYU Tax Law Advisory Board and is a member of the Founders Society, New York University, as well as a member of the University of Virginia School of Law Business Advisory

Council. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.

         LAURIE S. SILVERS is a founder of the Company and has served as its Vice Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years, including as a partner with Rubenstein & Silvers, a law firm that specialized in entertainment, cable television and broadcasting law, from 1981 to 1989. Ms. Silvers also co-owned and served as an executive officer of several cable television systems (including Flagship Cable Partners, which owned a cable television system serving Boynton Beach and portions of Palm Beach County, Florida) from 1983 to 1989 and co-owned a television station from 1990 to 1991. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers serves on the University of Miami International Advisory Board and the University of Miami School of Law Visiting Committee. Ms. Silvers served on the Board of Directors of the Pine Crest Preparatory School, Inc. from 1993 to 1999. She has been a member of the Pine Crest Preparatory School, Inc. Board of Advisors (Boca Raton Campus) since 1987, and served as its Chairman from 1995-1997. Ms. Silvers has served as a member of the executive advisory board of the School of Business of Florida Atlantic University, and has been a member of the Economic Council of Palm Beach since 1995. Together with Mr. Rubenstein, Ms. Silvers was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992 and has been a keynote speaker at various business symposia, including one held at Harvard Business School. Ms. Silvers is married to Mitchell Rubenstein.

         DR. MARTIN H. GREENBERG has served as a director of the Company since July 1993, and as a consultant to the Company since February 1993. Since December 1994, Dr. Greenberg has served as Chief Executive Officer of Tekno Books, 51% of which is owned by the Company and 49% of which is owned by Dr. Greenberg. Dr. Greenberg was President and a principal shareholder of Tomorrow, Inc., a company engaged in book licensing and packaging, from 1990 until its acquisition by the Company in 1994. Dr. Greenberg is also co-publisher of Mystery Scene Magazine, a mystery genre trade journal of which the Company owns a majority interest. Dr. Greenberg is widely regarded as the leading anthologist in trade publishing, and has served as editor or author of more than 700 books. Dr. Greenberg also is the 1995 recipient of the Ellery Queen Award, presented by the Mystery Writers of America for Lifetime Achievement. Dr. Greenberg is a former Director of Graduate Studies at the University of Wisconsin - Green Bay.

         HARRY T. HOFFMAN has served as a director of the Company since July 1993. From 1979 to 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler.

         JULES L. PLANGERE, JR. has served as a director of the Company since July 1993. Mr. Plangere is the former Chairman of the Board of New Jersey Press, Inc. and its two subsidiary companies, Asbury Park Press and Press Broadcasting Co. Mr. Plangere held various positions with Asbury Park Press in his 50-year career, including Production Manager from 1954 to 1974, President and General Manager from 1974 to 1977, and Publisher and Chief Executive Officer from 1977 to 1991. In addition, Mr. Plangere is a former member of the Board of Directors of the New Jersey State Chamber of Commerce, a former member of the Board of Directors of New Jersey Bell Telephone Co., the former Chairman of the Board of Trustees of Monmouth University and a present Life Trustee, and the former President of the New Jersey Press Association.

         DEBORAH J. SIMON has served as a director of the Company since November 1995. Ms. Simon has held the position of Senior Vice President of Simon Property Group, an Indianapolis-based real estate development and management firm that is listed on the New York Stock Exchange, since 1991. Prior to that, Ms. Simon served as Vice President -- Western Region Leasing of the Simon Property Group. She also has been an independent producer, with several television credits to her name. She currently serves on the Board of Directors of the Indianapolis Children's Museum, Indiana Repertory Theater, Indianapolis Museum of Art and Chairperson of Simon Youth Foundation and Mercerburg Academy Board of Regents.

         MITCHELL SEMEL has served as a director of the Company since December 1999. Mr. Semel has served as Senior Vice President, Programming, East Coast for CBS Entertainment since April 1996, where he has been involved in the production of the Late Show with David Letterman, the Late Late Show with Tom Snyder and the Late Late Show with Craig Kilborn. From 1994 to 1996 he worked with NBC Productions, Inc. as a consulting producer and as an executive producer for various shows. Mr. Semel was Senior Vice President, Programming, Comedy Central, New York from 1992 to 1994, and from 1991 to 1992, he was Vice President, Programming, Public Broadcasting Service, Washington, D.C.

         RUSSELL I. PILLAR has served as a director of the Company since September 2000. Mr. Pillar has served as President and Chief Executive Officer of CBS Internet Group, managing the emerging technology investments and businesses of Viacom Inc., since the Group's formation in January 2000. Mr. Pillar also has served as Managing Partner of Critical Mass Ventures LLC, an Internet-focused technology incubator and venture capital firm, since October 1991. From November 1998 to January 2000, Mr. Pillar served as President, Chief Executive Officer, and a Director of Richard Branson's Virgin Entertainment Group, Inc., a diversified international entertainment content retailer. From September 1997 to August 1998, Mr. Pillar served as President and Chief Executive Officer of Prodigy Internet, an Internet service provider, and served as a member of Prodigy's board of directors, including serving as its Vice Chairman, from October 1996 to February 2000. From December 1993 to September 1996, Mr. Pillar served as President, Chief Executive Officer, and a Director of Precision Systems, Inc., a publicly-traded international telecommunications software provider. In addition to his service on a number of private boards, including iWon, Inc. and Playboy.com, Inc., Mr. Pillar serves as a director of MarketWatch.com, Inc. and Sportsline.com, Inc. Mr. Pillar graduated Phi Beta Kappa, cum laude with an A.B. in East Asian Studies from Brown University.

         DAVID WILLIAMS has served as a director of the Company since September 2000. Mr. Williams was named President and Chief Executive Officer of Tribune Media Services in 1991. Tribune Media Services creates and markets a wide range of editorial and advertising products and services for print, online and on-screen distribution. Mr. Williams joined the Chicago Tribune Company in 1969, serving in various advertising and marketing capacities. In 1983, he was appointed Director of classified advertising. Mr. Williams serves on the board of directors for Knight Ridder/Tribune and the Newspaper Features Council. He also is a marketing chairman for the Chicagoland United Way/Crusade of Mercy and is on the board of advisors for Northwestern University's Masters and Communications department. Mr. Williams holds a bachelor's degree in advertising and marketing from Michigan State University.

         See "Certain Relationships and Related Transactions" for a description of the rights of each of Tribune Company, Viacom Inc. and Tekno Simon LLC to nominate individuals to serve as directors of the Company.

         The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of such officers' employment agreements with the Company, if any. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.

MEETINGS OF THE BOARD OF DIRECTORS OF THE COMPANY

         During the year ended December 31, 1999, the Company's Board of Directors held three meetings and acted by unanimous written consent on nineteen occasions. During 1999, all incumbent directors attended at least seventy-five percent (75%) or more of the combined total meetings of the Board of Directors and the committees on which they served.

COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

         The Board of Directors has established four committees: the Compensation Committee, the Stock Option Committee, the Audit Committee and the Nominating Committee, and may establish other committees from time to time as the Board of Directors may determine.

         COMPENSATION COMMITTEE. Harry T. Hoffman, Russell I. Pillar and Mitchell Rubenstein are the current members of our Compensation Committee. The Compensation Committee's responsibilities consist of recommending, reviewing, and approving the salary and other benefits of the Company's officers and employees, including compensation of executive officers of the Company. The Compensation Committee acted by unanimous written consent on one occasion during the year ended December 31, 1999.

         STOCK OPTION COMMITTEE. Harry T. Hoffman and Jules L. Plangere, Jr. are the current members of our Stock Option Committee. The Stock Option Committee administers any and all present and future Stock Incentive Plans, including the Director's Plan and the Hollywood.com 1993 Stock Option Plan, and is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and to take such action in connection with the plans and any benefits granted thereunder as it deems necessary or advisable. During the year ended December 31, 1999, the Stock Option Committee acted by unanimous written consent on two occasions.

         AUDIT COMMITTEE. Harry T. Hoffman, Jules L. Plangere, Jr. and Deborah
J. Simon are the current members of our Audit Committee. The Board of Directors adopted a formal written Audit Committee Charter on June 13, 2000, in compliance with the Nasdaq Stock Market rules, and the Audit Committee Charter is included as Appendix A to this Proxy Statement. The Audit Committee is responsible for recommending auditors to be engaged by the Company, assisting with the planning of the audit, reviewing the results from the audit and directing and supervising investigations into matters relating to the audit. The purpose of the Committee, as further set forth in the Audit Committee Charter, is to assist the Board of Directors in fulfilling its responsibilities to oversee: (a) the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements; (b) the Company's systems of internal accounting and financial controls; (c) the independence and performance of the Company's outside auditors; and (d) compliance by the Company with any legal compliance and ethics programs as may be established by the Board of Directors and the Company's management from time-to-time. The Audit Committee met on one occasion during the year ended December 31, 1999.

          NOMINATING COMMITTEE. Martin H. Greenberg, Mitchell Rubenstein and Laurie S. Silvers are the current members of our Nominating Committee. The Nominating Committee was formed in December of 1999, and as such during the majority of the 1999 fiscal year, there was no nominating committee or other similar committee of the Board of Directors. Such function was performed by the Board of Directors as a whole. The Nominating Committee has responsibility for, and may exercise all the powers and authority of the Board of Directors with respect to selecting, interviewing and recommending to the full Board of Directors individuals to serve on the Board of Directors. Generally, the Nominating Committee will not consider nominees recommended by shareholders of the Company, however, the Nominating Committee will consider director candidates recommended by shareholders if the name, biographical data and qualifications of the candidates are timely presented in writing to the Committee.

         The Board of Directors does not have any other committees at this time, although additional committees may be formed in the future.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 1999 have been complied with, except that each of Farid Suleman and Thomas Unterman, then current members of the Board, were late in filing a Form 3.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information concerning each executive officer of the Company as of the Record Date.

       NAME                AGE                         POSITION
       ----                ---                         --------
Mitchell Rubenstein         46      Chairman of the Board and Chief Executive Officer
Laurie S. Silvers           48      Vice Chairman of the Board, President and Secretary
Dr. Martin H. Greenberg     59      Chief Executive Officer of Tekno Books
W. Robert Shearer           30      Senior Vice President and General Counsel
Nicholas G. Hall            46      Chief Operating Officer

         See "Election of Directors - Nominees for Election to the Board of Directors" above for biographical information for Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg.

         W. ROBERT SHEARER joined the Company as Senior Vice President and General Counsel in June 1999. From 1994 to May 1999, Mr. Shearer practiced law with Weil Gotshal & Manges LLP with an emphasis on mergers and acquisitions and securities law. Mr. Shearer received a Bachelor of Business Administration degree from the University of Texas in 1991 with high honors and a J.D. degree from the University of Houston Law Center in 1994, magna cum laude. Mr. Shearer served as the Editor in Chief of the University of Houston Law Review during 1993 and 1994.

         NICHOLAS G. HALL joined the Company in August 2000, and is responsible for overseeing and coordinating the activities and strategic growth of the Company and its businesses. Mr. Hall presently serves as the Company's Chief Operating Officer. With over 25 years of experience in financial and operational management, Mr. Hall was formerly Vice President and Chief Financial Officer of The Hair Club For Men from 1997 to 2000, where he was instrumental in the company achieving its goal of profitability. Prior to this, from 1994 to 1997 Mr. Hall was Vice President and Chief Financial Officer of Allders International USA, Inc., the U.S. division of the second largest duty-free retailer in the world. Mr. Hall is a graduate of the Institute of Chartered Secretaries and Administrators in London, England.

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid in 1999, 1998 and 1997 to the named executive officers during such years.

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                         ANNUAL COMPENSATION                        AWARDS
                                                         -------------------                        ------
                                                                                         RESTRICTED        SHARES
                                                                        OTHER ANNUAL       STOCK         UNDERLYING
                NAME AND                                                COMPENSATION       AWARDS       OPTIONS/SARS
           PRINCIPAL POSITION        YEAR   SALARY ($)   BONUS ($)          ($)             ($)             (#)
           ------------------        ----   ----------   ---------          ---             ---             ---
       Mitchell Rubenstein,          1999     237,763       25,000       7,800 (1)                -       450,000(4)
       Chief Executive Officer       1998     235,793       67,572       7,800 (1)       306,200 (2)          -
                                     1997     185,217       25,000       7,800 (1)                -        37,500(4)

       Laurie S. Silvers,            1999     237,763       25,000       7,800 (1)                       450,000(4)
       President                     1998     235,793       67,572       7,800 (1)       306,200 (2)         -
                                     1997     185,217       25,000       7,800 (1)                -       37,500(4)

       W. Robert Shearer             1999      58,454          _             _             46,250(3)     87,500(4)
       Senior Vice President and
       General Counsel(5)

----------

(1)      Represents a car allowance paid to the named executive officer.
(2) Represents the value on the issuance date of 100,000 shares of restricted common stock granted to the named executive officers, which vest equally over 36 months beginning July 1, 1998. The value of the 100,000 shares of restricted common stock as of December 31, 1998 was $1,400,000.
(3) Represents the value on the issuance date of 2,500 shares of common stock granted to Mr. Shearer. The value of the 2,500 shares of common stock as of December 31, 1999 was $47,500.
(4) Represents options granted under the Company's 1993 Stock Option Plan, as amended.
(5)      Mr. Shearer joined the Company on May 31, 1999.

         EMPLOYMENT AGREEMENTS. Effective July 1, 1993, the Company entered into five-year employment agreements with each of Mitchell Rubenstein, the Company's Chairman and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President. Effective July 1, 1998, the Company extended each of these employment agreements for an additional five-year term. The terms of each of the employment agreements are automatically extended for successive one-year terms unless the Company or the Named Executive Officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date. Each of the employment agreements provides for an annual salary currently set at $238,686 (subject to automatic cost-of-living increases), an annual bonus in an amount determined by the Board of Directors (but not less than $25,000) and an automobile allowance of $650 per month. During 1997 the Named Executive Officers elected to waive a portion of their base salary.

         Each employment agreement provides that each of the Named Executive Officers will continue to receive his or her salary until the expiration of the term of the employment agreements if the Named Executive Officer's employment is terminated by the Company for any reason other than death, disability or Cause

(as defined in the employment agreements), or for a period of 12 months after termination of the employment agreement as a result of the Named Executive Officer's disability, and that the Named Executive Officer's estate will receive a lump sum payment equal to one year's base salary plus a pro rata portion of any bonus to which the Named Executive Officer is entitled upon termination of the employment agreement by reason of the Named Executive Officer's death.

         The term "Cause" is defined in the employment agreements to mean (a) a Named Executive Officer's act or omission which constitutes a willful and material breach of such Named Executive Officer's employment agreement which is not cured within 30 days after such Named Executive Officer's receipt of notice of such breach, (b) a Named Executive Officer's fraud, embezzlement or misappropriation of the Company's assets or property, or (c) a Named Executive Officer's conviction for a criminal act that is a felony. A termination by the Company of one of the Named Executive Officer's employment without Cause will constitute a termination without Cause of the other Named Executive Officer for purposes of the employment agreements. Each employment agreement also prohibits the Named Executive Officer from directly or indirectly competing with the Company for one year after termination of the employment agreement for any reason except the Company's termination of the Named Executive Officer's employment without Cause.

         If a Change of Control (as defined in the employment agreements) occurs, the employment agreements provide for the continued employment of the Named Executive Officers until the earlier of two years following the Change of Control or the then-scheduled expiration date of the term of employment. The term "Change of Control", as used in the employment agreements, is defined to mean (a) any person's or group's acquisition of 20% or more of the combined voting power of the Company's outstanding securities, or (b) in the event of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, the persons who were directors of the Company prior to such transaction ceasing to constitute a majority of the Board of Directors following the transaction. In addition, following a Change in Control, if the Named Executive Officer's employment is terminated by the Company other than for Cause or by reason of the Named Executive Officer's death or disability, or by the Named Executive Officer for certain specified reasons (such as a reduction of the Named Executive Officer's compensation or diminution of the Named Executive Officer's duties), the Named Executive Officer will receive a lump sum cash payment equal to three times the Named Executive Officer's then-existing base salary and most recent annual bonus.

         Effective May 31, 1999, the Company entered into a four-year employment agreement with W. Robert Shearer, the Company's Senior Vice President and General Counsel. The agreement provides for an annual base salary currently set at $132,000, increasing by 10% on each one-year anniversary of such date, and a minimum annual bonus of $25,000. The agreement also provides for the issuance of 75,000 options to purchase common stock of the Company upon the effective date of the agreement and the issuance of at least 50,000 options to purchase common stock of the Company on each one-year anniversary of the effective date. If the executive's employment is terminated without cause at any time during the term, the Company is required to pay to the executive an amount equal to the greater of (a) the aggregate base salary that the executive would have received for the remaining term of the agreement and (b) six months of executive's then current salary. The term "cause" is defined in the agreement as (a) any act or omission of the executive that constitutes a willful and material breach of the agreement that is uncured at least 30 days' after notice thereof; (b) fraud, embezzlement or misappropriation against the Company; or (c) conviction of any criminal act that is a felony.

         OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information with respect to grants of stock options under the Company's 1993 Stock Option Plan, as amended to each of the Named Executive Officers of the Company. In addition, there are shown hypothetical gains or "option spreads" that could be realized for the respective options, based on arbitrarily assumed rates of annual compound stock price appreciation of 0 percent, 5 percent and 10 percent from the date the options were granted over the full option terms.

                                            STOCK OPTION GRANTS IN 1999
                                                 Individual Grants
                                            ---------------------------

                                              Percent
                                  Number of   Of Total     Exercise                      Potential Realizable Value at Assumed
                                   shares     Options        or      Market            Annual Rates of Stock  Price Appreciation
                                 Underlying   Granted to     Base     Price                     For Option Terms (2)
                                   Options    Employees      Price   on Date   Expiration       --------------------
                                 Granted (1)  In 1999      Per Share of Grant     Date       0%         5%           10%
                                 -----------  -------      --------- --------     ----       --         --           ---
Mitchell Rubenstein
  Non-Statutory Stock Options    100,000        4.5%       $12.688   $19.000    5/27/09    $631,200   $2,143,327  $4,694,214
  Incentive Stock Options        200,000        9.0%       $21.090   $19.000    5/27/09        -       2,606,254   7,708,028
  Non-Statutory Stock Options    150,000        6.7%       $16.500   $16.500    12/13/09       -       1,969,744   5,292,610

Laurie S. Silvers
  Non-Statutory Stock Options    100,000        4.5%       $12.688   $19.000    5/27/09    $631,200   $2,143,327  $4,694,214
  Incentive Stock Options        200,000        9.0%       $21.090   $19.000    5/27/09        -       2,606,254   7,708,028
  Non-Statutory Stock Options    150,000        6.7%       $16.500   $16.500    12/13/09       -       1,969,744   5,292,610

W. Robert Shearer
  Incentive Stock Options        37,500         1.7%       $14.375   $14.375    6/15/09        -       $429,016   $1,152,747
  Non-Statutory Stock Options    37,500         1.7%       $12.125   $14.375    6/15/09    $84,375      513,391    1,237,122
  Incentive Stock Options        12,500         0.6%       $16.500   $16.500    12/13/09       -        164,145      441,051

(1) The grant of 200,000 options to each of Mr. Rubenstein and Ms. Silvers vested in full six months after the May 27, 1999 grant date. The grant of 100,000 options to each of Mr. Rubenstein and Ms. Silvers vests 25% per year over four years beginning on the May 27, 1999 grant date and shall vest in full upon the consummation by the Company or a subsidiary of the Company of a public offering of common stock. All other options vest 25% per year over four years beginning on their respective grant dates.

(2) These amounts represent certain assumed rates of appreciation only. There can be no assurances that the amounts reflected will be achieved.

         STOCK OPTION EXERCISES DURING 1999 AND STOCK OPTIONS HELD AT END OF 1999. The following table indicates the total number of shares acquired on exercise of stock options during 1999 and the value realized therefrom, as well as the total number and value of exercisable and unexercisable stock options held by each Named Executive Officer as of December 31, 1999:

                           STOCK OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUE

                          NUMBER OF                        NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                            SHARES                        UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                         ACQUIRED ON     VALUE          OPTIONS AT FISCAL YEAR END             AT FISCAL YEAR END
NAME                      EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
                                                     -----------     -------------     -----------      -------------
Mitchell Rubenstein          -            $ -         385,000          250,000         $ 2,234,200     $ 1,006,200
Laurie S. Silvers            -            $ -         385,000          250,000         $ 2,234,200     $ 1,006,200
W. Robert Shearer            -            $ -            -             87,500              -           $    462,500

         STOCK OPTION PLAN. Under the Hollywood.com, Inc. 1993 Stock Option Plan, as amended (the "1993 Plan"), 3,000,000 shares of common stock are reserved for issuance upon exercise of options. In addition, the 1993 Plan provides that the number of shares reserved for issuance thereunder will automatically be increased on the first day of each fiscal quarter of the Company so that such number equals at least 12.5% of the Company's outstanding Common Stock. The 1993 Plan is designed to serve as an incentive for retaining qualified and competent consultants and employees. The Stock Option Committee of the Company's Board of Directors administers and interprets the 1993 Plan and is authorized to grant options thereunder to all eligible consultants and employees, including officers of the Company.

         The 1993 Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Code) and nonqualified stock options. Options are granted under the 1993 Plan on such terms and at such prices as determined by the Stock Option Committee. Each option is exercisable after the period or periods specified in the option agreement, but no option can be exercised until six months after the date of grant or more than 10 years from the date of grant. Options granted under the 1993 Plan are not transferable other than by will or by the laws of descent and distribution. The 1993 Plan also authorizes the Company to make loans to optionees to enable them to exercise their options. Such loans must provide for recourse to the optionee, be interest-bearing and be secured by the shares of common stock purchased.

         As of the Record Date, options to purchase 2,556,944 shares of common stock were outstanding under the 1993 Plan and options to purchase 206,982 shares of common stock issued under the 1993 Plan had been exercised.

         LONG-TERM INCENTIVE AND PENSION PLANS. The Company does not have any other long-term incentive or pension plans.

         COMPENSATION OF DIRECTORS. Directors of the Company who are neither employees nor consultants ("non-employee directors") are compensated at the rate of $1,000 for each meeting of the Board of Directors attended in person, and all directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings. The Company has established for the non-employee directors the Director's Plan, which provides for automatic grants to each non-employee director of options to purchase shares of common stock having a market value at the time of grant equal to $25,000 (i) upon a person's election as a director and (ii) each year thereafter upon such person's reelection as a director of the Company, in both instances at an exercise price equal to the fair market value of the common stock on the date of the grant. A total of 150,000 shares of common stock have been reserved for issuance upon exercise of options granted under the Directors Plan. Options to issue 78,594 shares of common stock have been issued under the Directors Plan. Options granted under the Directors Plan become exercisable six months after the date of grant and, except as otherwise approved by the Board of Directors, expire five years after the date of grant. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan. The Directors Plan will terminate in July 2003 unless sooner terminated under the provisions thereof.

         As of the Record Date, options to purchase shares of common stock have been issued to the Company's current directors under the Directors Plan as follows:

                                      NUMBER OF
                                   SHARES SUBJECT            EXERCISE                                 EXPIRATION
      NAME OF DIRECTOR               TO OPTIONS               PRICE               GRANT DATE             DATE
      ----------------               ----------               -----               ----------             ----
Harry T. Hoffman                        3,125                 $8.00                 11/1/93              11/1/03
                                        4,762                 $5.25                 8/23/96              8/23/01
                                        4,107                 $5.125                 3/2/98               3/2/03
                                        5,719                 $5.0625                7/2/98               7/2/03

Jules L. Plangere, Jr.                  4,107                 $5.125                 3/2/98               3/2/03
                                        5,719                 $5.0625                7/2/98               7/2/03

Deborah J. Simon                        4,166                 $6.00                 11/8/95              11/8/05
                                        4,762                 $5.25                 8/23/96              8/23/01
                                        4,107                 $5.125                 3/2/98               3/2/03
                                        5,719                 $5.0625                7/2/98               7/2/03

         See "Certain Relationships and Related Transactions - Consulting Agreement with Dr. Martin H. Greenberg" for a description of the consulting agreement between the Company and Dr. Greenberg.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. All compensation decisions during 1999 were made by the Compensation Committee, which consisted of Mitchell Rubenstein and two independent directors, Harry T. Hoffman and Dr. Lawrence Gould. Mr. Rubenstein is our Chairman and Chief Executive Officer. Mr. Rubenstein does not participate in discussions or decisions regarding his own compensation or performance appraisals.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Under the rules established by the Securities and Exchange Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.

Executive Compensation Objectives and Elements.

         The Compensation Committee is responsible for determining and making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and the basis of their awards, stock options, health insurance and other benefits. The Company's executive compensation program, whose principal components consist of salary, bonus and stock options, is designed to achieve the following objectives: (a) providing competitive base pay to attract, retain and motivate qualified management; (b) delivering performance-based bonuses when results, individual initiative and accomplishments warrant; (c) generate outstanding returns to shareholders over the long term; and (d) aligning management compensation with the achievement of the Company's goals and performance. The Compensation Committee believes that the Company's executive compensation program is competitive with those of other media and Internet companies.

         The Compensation Committee reviews, recommends and approves changes to the Company's executive compensation program and policies, and otherwise seeks to ensure that the Company's compensation philosophy and objectives are consistent with the its best interests and is properly implemented. Our executive compensation strategy is for executives to receive a competitive base salary, while being eligible for bonuses based on performance and stock option grants to provide long-term incentive, and participation in benefit programs available to other employees. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers. During 1999, the Compensation Committee did not attempt to specifically analyze compensation levels at comparable companies.

Executive Salaries.

         During 1999, the executive officers were compensated in accordance with their respective employment agreements, which agreements designate a substantial portion of such executive's compensation. See "Executive Compensation - Employment Agreements" above for a description of the Company's agreements with Named Executive Officers related to compensation. The Compensation Committee reviews the annual salary of the executive officers, including the Chief Executive Officer. In determining appropriate executive officer compensation, the Compensation Committee reviews and considers, among other factors, each executive's scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), past and present contribution to and achievement of Company goals and performance, compensation levels at comparable companies and historical compensation levels, and following consultation with and recommendation from the Company's Chief Executive Officer. Based on the foregoing, during 1999, the Compensation Committee approved salary increases for certain executive officers that the Compensation Committee believes appropriately reflect the executive's contribution, performance and responsibility in connection with the Company's operations and growth.

Stock Option Grants.

         The Company believes that long-term equity compensation is an integral part of the Company's executive compensation program and serves to provide important incentive to its executives. As such, generally it is the Company's practice to set option exercise prices for executive officers at not less than 100% of the fair market value of the common stock on the date of the grant. Thus, the options have no monetary benefit to the executives unless the market price of our common stock increases above the exercise price. Moreover, options granted to executive officers generally provide that they are not exercisable until either six months or one year after the date of grant, at which time they become exercisable on a cumulative basis at an annual rate of 25% of the total number of shares underlying the option grant. We anticipate that future option grants will be based in part on a subjective analysis of various performance criteria.

Annual Cash Bonuses.

         In addition to compensation through base salaries and stock option grants, the Compensation Committee has the authority to issue performance-based annual cash bonus awards. Bonus awards vary depending on the officer's base salary and the Compensation Committee's review and consideration of the factors noted above and the executive officer's contribution to the Company's achievement of its goals.

Chief Executive Officer Compensation.

         Mr. Rubenstein's 1999 compensation was paid pursuant to and in accordance with Mr. Rubenstein's existing employment agreement with the Company. With the exception of stock options granted to Mr. Rubenstein in 1999, Mr. Rubenstein received the compensation specified in the employment agreement. The principal factors considered by the Compensation Committee in determining the stock option portion of the 1999 compensation for Mr. Rubenstein, included the factors described in the preceding paragraphs, the Compensation Committee's positive assessment of Mr. Rubenstein's performance during 1999, and Mr. Rubenstein's substantial contribution to, and integral role in, the completion of a number of significant strategic alliances and acquisitions, the raising of funds for working capital, and the successful recruiting and hiring of other key employees. Based on such factors, Mr. Rubenstein was issued stock options as reported as described in "Executive Compensation - Option Grants in Last Fiscal Year" herein.

Policy on Deductability of Compensation.

           Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deduction to public companies for compensation in excess of $1 million paid to a corporation's chief executive officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. The Compensation Committee will study the potential impact of Section 162(m), and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on the Company, while at the same time preserving the objective of providing appropriate incentive awards. The Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m). The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation objectives and the Company's best interests.

                                  Respectfully,
                                  Members of the Compensation Committee

                                  Dr. Lawrence Gould
                                  Harry T. Hoffman
                                  Mitchell Rubenstein

REPORT OF THE AUDIT COMMITTEE

         Our Board of Directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are "independent" of our Company and management, as that term is defined in the Nasdaq listing standards.

         The primary responsibility of the Audit Committee is to oversee our company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the Audit Committee reviewed our audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of our Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the independent auditors the auditors' independence from management and our Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         The Audit Committee discussed with our Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our company, our internal controls, and the overall quality of our financial reporting. The committee held one meeting during fiscal 1999 in addition to a number of informal correspondence.

         Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 1999 for filing with the Securities and Exchange Commission. The committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of our Company's independent auditors. See "Proposal to Ratify the Selection of Independent Public Accountants."

         Our Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is included as "Appendix A" to this Proxy Statement.

November 3, 2000

                                Harry T. Hoffman, Audit Committee Member
                                Jules L. Plangere, Jr., Audit Committee Member Deborah Simon, Audit Committee Member

PERFORMANCE GRAPHS

         The following graph compares, for the period from December 31, 1995 to December 31, 1999, the cumulative total shareholder return on our common stock with:

         o     The Nasdaq Stock Market Index; and
         o     The Standard & Poor's Entertainment and Leisure Composite Index.

         The graph assumes that $100 was invested on December 31, 1995 in our common stock, the Nasdaq Stock Market Index and the Standard & Poor's Entertainment and Leisure Composite Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

                                           12/31/95        12/31/96        12/31/97        12/31/98        12/31/99

HOLLYWOOD.COM, INC.                          100.00           77.97           85.60          189.83          257.63

NASDAQ                                       100.00          122.71          149.25          208.40          386.76

S&P'S ENTERTAINMENT INDEX                    100.00          103.58          137.16          181.77          201.26



         The following graph compares, for the period from November 2, 1998 (the beginning of the period in which the Company entered the Internet business) to December 31, 1999, the cumulative total shareholder return on our common stock with:

         o        The Nasdaq Stock Market Index; and
         o        The Goldman Sachs Internet Index.

         The graph assumes that $100 was invested on November 2, 1998 in our common stock, the Nasdaq Stock Market Index and the Goldman Sachs Internet Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is historical and not necessarily indicative of future stock price performance.

  DATE             HOLLYWOOD.COM,INC.          NASDAQ            GOLDMAN SACHS
                                                                INTERNET INDEX

 11/2/98                100.00                 100.00               100.00
 12/1/98                276.91                 111.26               132.28
12/31/98                313.27                 121.75               184.08
  1/4/99                369.21                 122.61               182.88
  2/1/99                290.89                 139.38               238.15
  3/1/99                289.51                 127.45               225.42
  4/1/99                278.32                 138.45               306.43
  5/3/99                475.50                 140.79               296.52
  6/1/99                413.96                 133.93               251.86
  7/1/99                349.63                 150.27               272.70
  8/2/99                419.56                 145.68               219.98
  9/1/99                405.57                 152.74               218.53
 10/1/99                391.59                 151.97               246.80
 11/1/99                380.40                 164.79               256.57
 12/1/99                385.99                 186.22               316.84
12/31/99                425.15                 225.96               387.13

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTION WITH VIACOM INC.

         We entered into a strategic, seven-year relationship with Viacom Inc. in January 2000 that provides for extensive promotion of the Hollywood.com and Broadway.com web sites. In connection with our strategic relationship, Viacom Inc. purchased 6,672,031 shares of our common stock, representing approximately 30% of our outstanding common stock, in exchange for $5,303,030 in cash and $100,000,000 of advertising, promotion, content and advertising sales support over a seven-year term pursuant to an Advertising and Promotion Agreement and a Content Agreement. We also issued to Viacom a Warrant to purchase an additional 1,178,892 shares of our Common Stock for an aggregate exercise price of $10,937,002. Viacom exercised the warrant in full during March 2000. Half of the warrant exercise price was paid in cash and half is payable in additional advertising and promotion under the Advertising and Promotion Agreement and will be furnished to us during the 24-month period following the exercise of the Warrant. We also entered into an Investor's Rights Agreement, a Registration Rights Agreement and a Voting Agreement with Viacom, which contain, among other things, transfer restrictions, standstill provisions, pre-emptive rights, registration rights and voting rights.

         ADVERTISING AND PROMOTION AGREEMENT. Viacom has agreed to provide us an aggregate of $70 million in advertising and promotion of the Hollywood.com and Broadway.com web sites over a seven-year term. In addition, we have the right to allocate up to $30 million in value deliverable under the Content Agreement to additional advertising and promotion under the Advertising and Promotion Agreement for a total of up to $100 million in advertising and promotion. Viacom Inc. conducts the advertising and promotion across its full range of CBS media properties, including the CBS television network, CBS owned and operated television stations, CBS cable networks, Infinity Broadcasting Corporation's radio stations and outdoor billboards, CBS Internet sites and CBS syndicated television programs. The advertising and promotion is provided pursuant to media plans jointly developed each year by Viacom and us, which will provide broad-based exposure for the Hollywood.com web site, including prominent placements in conjunction with appropriate entertainment-related events and programming. The value of all advertising and promotion furnished by Viacom to us will be based on the average unit price paid to Viacom by third parties for the particular media on which the advertising and promotion occurs.

         Viacom has the right to terminate its obligation to deliver advertising and promotion under the Advertising and Promotion Agreement under a number of circumstances, including, among others, if the Hollywood.com web site contains, or links to, content that violates specified CBS license guidelines and we fail to remove such content or links, we violate the terms of our other agreements with Viacom or if certain defined competitors of Viacom acquire a significant equity stake in the Company.

         CONTENT LICENSE AGREEMENT. Viacom has agreed to provide us an aggregate of $30 million in value over a seven-year term to be allocated in our discretion to the license of content, advertising sales or advertising and promotion. We will receive $4.3 million in value during each of the first six years of the term and $4.2 million in value during the last year of the term.

         License of Content. Viacom granted to us a license to use, distribute and otherwise make available on the Hollywood.com web site certain text, graphics, photographs, video, audio and other information owned by Viacom and related to the movie business or any particular motion picture. In addition, subject to compliance by us with certain obligations, Viacom has the right to archive the content on the Hollywood.com web site after expiration of the term of the Content License Agreement.

         Advertising Sales. We have the right to require Viacom to sell advertisements on the Hollywood.com web site totaling gross advertising revenues of up to $1.5 million per year and Viacom has agreed to include the Hollywood.com web site in all advertising sales programs and presentations that are appropriate for the sale of advertising on the web site. We have agreed to pay to Viacom a commission of 8% of gross advertising revenues generated by advertising sold by Viacom on the Hollywood.com web site in excess of the portion of the $1.5 million guaranteed amount selected by us each year.

         Advertising and Promotion. We have the right to allocate all or any portion of the $30 million in value to additional advertising and promotion of the Hollywood.com and Broadway.com web sites to be furnished by Viacom under the Advertising and Promotion Agreement.

         Viacom Inc. has the right to terminate its obligations under the Content Agreement upon the occurrence of any of the events that permit it to terminate its obligations under the Advertising and Promotion Agreement.

         INVESTOR'S RIGHTS AGREEMENT. The Investor's Rights Agreement between the Company and Viacom Inc. sets forth various rights and obligations of the Company and Viacom related to Viacom's ownership of the Company's common stock, including Viacom's registration rights with respect to the common stock, the Company's right of first refusal with respect to transfers by Viacom of the common stock, standstill provisions to which Viacom is bound, and preemptive rights of Viacom with respect to certain issuances of common stock and other securities by the Company.

         Registration Rights. Viacom has the right to initiate up to four registrations under the Securities Act of 1933 of the common stock that it acquired from the Company. The Investor's Rights Agreement contains various restrictions on the timing of such registrations. In addition, Viacom has "piggyback" registration rights allowing it to include the shares of common stock that it acquires from the Company in registrations of the Company's common stock initiated by the Company or other shareholders. The Company will pay all expenses associated with any such registrations other than underwriters' fees or commissions relating to the sale of the common stock.

         Transfer Restrictions; Right of First Refusal. Viacom is not permitted to transfer any shares of the Company's common stock prior to January 3, 2001, except to certain affiliates of Viacom. If Viacom proposes to transfer any shares of common stock during the six year period following the first year, other than to certain affiliates or in a bona fide public distribution pursuant to an effective registration statement, the Company has the right to purchase the shares on the same terms on which Viacom proposes to transfer them to a third party. The Company's right of first refusal will terminate (a) at such time as Mitchell Rubenstein, the Company's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman of the Board and President, have sold more than 60% of the common stock owned by them as of the closing of the transaction or (b) at any time after the second anniversary of the closing if Viacom owns less than 15% of the Company's outstanding common stock (other than as a result of transfers by Viacom of at least half of the common stock acquired by it from the Company).

         Standstill Provisions. For a period of seven years ending in January 2007, Viacom agrees that, except as contemplated by the Investor's Rights Agreement, it will not, directly or indirectly, do any of the following:

         (1) acquire or propose to acquire any securities of the Company if, after giving effect thereto, Viacom and its affiliates beneficially own in excess of 34.8% of the Company's outstanding common stock;

         (2) solicit proxies or become a participant in a solicitation of proxies or consents with respect to any securities of the Company or initiate or encourage the submission of any stockholder proposal or election contest with respect to the Company;

         (3) take any action for the purpose of convening a meeting of the shareholders of the Company or initiate any process to solicit or obtain consents of shareholders in lieu of a meeting;

         (4) except as may be required by applicable law, make any public announcement or disclosure in respect in respect of any plan, contract or arrangement relating to the acquisition of capital stock of the Company or a merger, sale of assets or other extraordinary corporate transaction relating to the Company;

         (5) deposit capital stock of the Company into a voting trust or subject capital stock of the Company to voting agreements, or grant a proxy or power-of-attorney with respect to any capital stock of the Company to any person not designated by the Company who is not an officer, director or employee of Viacom or its affiliates;

         (6) form or in any participate in a group for the purpose of acquiring, holding, voting or disposing of securities of the Company; or

         (7) disclose publicly any intention or arrangement inconsistent with the foregoing or enter into any discussions or understandings with any third party with a view to encouraging any action prohibited with the foregoing.

         If the Company's Board of Directors approves or recommends to its shareholders for approval any transaction in which a party (other than Company's existing large shareholders) would acquire at least 50% of the Company's outstanding common stock, then the restrictions described above would not apply during the pendency of the transaction and would cease upon the consummation of the transaction.

         VOTING AGREEMENT. The Voting Agreement among the Company, Viacom and certain shareholders of the Company contains agreements by such parties with respect to nominating individuals to serve on the Company's Board of Directors and the voting of the common stock owned by such parties in favor of such nominees. Viacom has the right to nominate for election to the Company's Board of Directors a number of individuals equal to the product of Viacom's percentage ownership of the Company's common stock and the total number of members of the Board of Directors (rounded down to the nearest whole number). In addition, as long as the Promotion Agreement and the Content Agreement remain in effect, Viacom shall have the right to designate at least one nominee to the Board of Directors. In all elections for members of the Board of Directors, each of the shareholders that is a party to the Voting Agreement agrees to vote all shares beneficially owned by them in favor of the Viacom designees. Each of Tribune Company, Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Rosalind Greenberg are parties to the Voting Agreement. As of the Record Date, those shareholders beneficially owned approximately 20.9% of the Company's outstanding common stock. Viacom's current nominees to the Board of Directors are Mitchell Semel and Russell I. Pillar.

         In all elections for members of the Board of Directors, Viacom agrees to vote all shares of common stock owned by it, or over which it has voting control, in favor of (1) each individual nominated for election to the Board by the Company, and (2) each individual nominated for election to the Board by Tribune Company pursuant to the Shareholder Agreement between the Company and Tribune Company.

         Viacom's right to nominate directors for election to the Board will terminate upon the acquisition by Viacom of an equity interest in excess of 15% in any entity who owns, operates or controls a web site that is a competitor of the Hollywood.com web site. The Voting Agreement contains a description of the type of web site that will constitute a competitor of the Hollywood.com web site.


TRANSACTIONS WITH TRIBUNE COMPANY

         In May 1999 the Company completed the acquisition of hollywood.com, Inc. (formerly known as Hollywood Online Inc.) from Tribune Company. The Company paid the purchase price for the acquisition by issuing to Tribune Company 2,300,075 shares of common stock and an unsecured promissory note for $1,928,138. The promissory note was repaid in full by the issuance of 152,548 shares of common stock to Tribune Company.

         The Company and Tribune Company entered into the following additional agreements in connection with the Company's acquisition of hollywood.com, Inc.

         SHAREHOLDER AGREEMENT. The Company and Tribune Company entered into a Shareholder Agreement containing various rights and obligations associated with Tribune Company's ownership of the common stock. Pursuant to the Shareholder Agreement, Tribune Company agreed to certain standstill provisions, including that it will not acquire any additional equity securities of the Company or solicit proxies or consents with respect to the securities of the Company or initiate any shareholder proposal. In addition, Tribune Company agreed that it will not transfer any common stock to any competitor of the Company, or to any transferee or group of related transferees of the Company that would, after such transfer, hold more than 2.5% of the voting securities of the Company.

         Tribune Company also agreed pursuant to the Shareholder Agreement that for a period of three years after the closing of the acquisition it will vote all shares of common stock owned by it in favor of the nominees for election to the Company's Board of Directors recommended to the Company's shareholders by the Board of Directors. In addition, with respect to all other matters submitted to a vote of the shareholders of the Company (other than certain transactions that would dilute its ownership of Company common stock or result in a change of control of the Company), Tribune Company agrees that for a period of three years it will vote all shares of Company common stock owned by it in the same proportion as all other shareholders of the Company vote on any such matter.

         Tribune Company will be entitled to designate one person as a nominee for election to the Company's Board of Directors as long as it beneficially owns at least 5% of the voting securities of the Company. If the Company increases the size of its Board of Directors from nine to ten members, Tribune Company will be entitled to designate one additional person as a nominee for election to the Company's Board of Directors. If the Company increases the size of its Board of Directors to a number greater than ten, Tribune Company shall be entitled to designate a number of nominees proportionate to its percentage ownership of

Company common stock. Tribune Company's current nominee to the Board of Directors is David Williams.

         The standstill provisions of the Shareholder Agreement terminate upon the earlier to occur of January 10, 2004 and the date of a change of control (as defined) of the Company. The other provisions of the Shareholder Agreement terminate on the earliest of these dates and the date on which Tribune Company beneficially owns less than 5% of the voting securities of the Company.

         REGISTRATION RIGHTS AGREEMENT. The Company and Tribune Company entered into a Registration Rights Agreement upon the closing of the acquisition, which provides Tribune Company with the right to require the Company to register the common stock acquired by Tribune Company in the acquisition under the Securities Act under certain conditions. Tribune Company and its permitted transferees have the right on four separate occasions to require the Company to effect a registration under the Securities Act of at least 20% of the common stock acquired by Tribune Company in the acquisition to be sold in a firm commitment underwritten public offering for cash. In addition, at any time when the Company proposes to register shares of common stock under the Securities Act, it will give notice to Tribune Company and its permitted transferees of its intention to do so and of the material terms of the proposed registration. The Company will use its best efforts to include in the proposed registration all shares of common stock that it is requested in writing by Tribune Company or its permitted transferees to register. The permitted transferees of Tribune Company that are entitled to the benefits of the Registration Rights Agreement include only wholly owned subsidiaries of Tribune Company and certain charitable organizations affiliated with Tribune Company.

         NON-COMPETITION AGREEMENT. The Company and Tribune Company also entered into a Non-Competition Agreement upon the closing of the acquisition. Tribune Company agrees in the Non-Competition Agreement that for a period of three years after the closing, it will not engage or participate in any business or venture that operates as its primary focus a national- or international-targeted web site dedicated to providing movie-going consumers with movie-related information or offering for sale movie-themed merchandise or tickets for movies (a "Competing Business"). In addition, Tribune Company agrees that for a period of three years after the closing, it will not own, manage, operate, promote, control, or be connected with as a stockholder (other than on a passive basis with less than 5% of the equity of a publicly-traded company or less than 10% of the equity of a privately-owned company), joint venturer or partner in, any Competing Business. Notwithstanding the foregoing, certain business ventures and activities of Tribune Company shall not be considered a Competing Business, including, among others, the operation of the current web sites operated by newspapers owned by Tribune Company to the extent the web sites provide primarily local and regional movie information and movie-themed merchandise and the licensing and syndication of movie information by the L.A. Times Syndicate to third parties, which information is posted to such parties' web sites.

INVESTMENTS BY AFFILIATE OF THE SIMON PROPERTY GROUP

         Pursuant to a 1995 stock purchase agreement with Tekno Simon, an affiliate of the Simon Property Group, and its Co-Chairman, Melvin Simon, Tekno Simon invested $2,000,000 in shares of the Company's Series A Preferred Stock and Series B Preferred Stock and $1,000,000 in shares of the Company's common stock.

         Under the original Simon Stock Purchase Agreement, the Series A Preferred Stock and the Series B Preferred Stock were convertible at the option of the holder, at any time prior to November 28, 1997, into shares of common stock on a one-for-one basis.

         In May 1999 the Company agreed to extend the conversion option and allow Tekno Simon to convert the Series A and Series B Preferred Stock into common stock. In exchange, Tekno Simon agreed to waive certain accrued dividends payable on the Series A and Series B Preferred Stock. In May 1999 Tekno Simon converted all of the Series A and Series B Preferred Stock into 300,631 shares of common stock.

         Pursuant to the Simon Stock Purchase Agreement, Tekno Simon has the right to designate one nominee to the Company's Board of Directors until such time as Tekno Simon holds less than 25% of the sum of (i) the shares of common stock issued upon conversion of the Series A Preferred Stock, and (ii) the shares of common stock purchased by Tekno Simon in 1995. Certain principal shareholders of the Company, including Mitchell Rubenstein, Laurie S. Silvers and Dr. Martin H. Greenberg, have agreed to vote their shares of common stock in favor of the election of Tekno Simon's nominee to the Board of Directors. Tekno Simon's current nominee on the Board of Directors is Deborah J. Simon.

INVESTMENT BY THE COMPANY'S DIRECTORS

         In September 2000, the Company entered into definitive agreements to issue a total of 733,696 shares of the Company's common stock to investors for an aggregate purchase price of $4,250,000 in cash. The transaction was structured as a private placement to accredited investors and the Company agreed to register the shares for resale by the investors. As part of the private placement, Mitchell Rubenstein, the Chairman and Chief Executive Officer of the Company, purchased 125,001 shares of the Company's common stock at a purchase price of $6.00 per share.

         In May 1999, the Company issued 569,820 shares of common stock in a private placement at a purchase price of $21.25 per share. In addition, the Company issued to the same investors warrants to purchase an aggregate of 189,947 shares of common stock at an exercise price of $21.25 per share. Five members of the Company's then current Board of Directors participated in the private placement and purchased an aggregate of 35,700 shares of common stock and received warrants to purchase an aggregate of 11,902 shares of common stock on the same terms as the other investors in the private placement.

         In July 1998, six members of the Company's then current Board of Directors (including Mitchell Rubenstein, the Company's Chairman of the Board and Chief Executive Officer, Laurie S. Silvers, the Company's Vice Chairman and President, and Martin H. Greenberg, the Chief Executive Officer of Tekno Books, the Company's 51%-owned subsidiary) purchased an aggregate of 187,442 shares of the Company's common stock for $5.00 per share, the then market price of the stock. In conjunction with the private placement of these shares, the investors received five-year warrants to purchase an aggregate of 93,721 shares of the Company's common stock at $5.00 per share.

CONSULTING AGREEMENT WITH DR. MARTIN H. GREENBERG

         In 1993 the Company entered into a consulting agreement with Dr. Martin
H. Greenberg pursuant to which Dr. Greenberg agreed to render advisory and consulting services to the Company, including identifying best-selling authors to create intellectual properties for the Company and negotiating agreements with such authors, arranging for the publication of prose novels and anthologies for children and adults based on the Company's characters, and attending trade shows and conventions on the Company's behalf. The consulting agreement will expire in November 2003, unless terminated earlier, which termination may take place only under certain conditions. Pursuant to the consulting agreement, in

November 1993 Dr. Greenberg began receiving consulting fees of $30,000 per year and was granted an option to purchase 6,250 shares of common stock at an exercise price of $8.00 per share. In connection with the acquisition of Tekno Books, the consulting agreement was amended on December 9, 1994 (1) to provide that Dr. Greenberg will have the exclusive right to package novelizations based on the Company's entertainment properties, and (2) in lieu of future annual stock option grants to which Dr. Greenberg was entitled under the original agreement, to grant Dr. Greenberg options to purchase 17,778 shares of common stock at an exercise price of $8.4375 per share (the then approximate market price of the common stock). Mr. Greenberg received the stock options and receives the consulting fees in lieu of a base salary. Mr. Greenberg does not receive a salary for serving as the Chief Executive Officer of Tekno Books.


LINE OF CREDIT

         During the first quarter of 1999, Mitchell Rubenstein, the Company's Chairman of the Board and Chief Executive Officer, and Laurie S. Silvers, the Company's Vice Chairman and President, agreed to increase their previously extended $1.1 million unsecured line of credit facility to the Company to $5.5 million to enable the Company to meet its working capital requirements for the balance of 1999. The interest rate on the line of credit was set at the JP Morgan Bank prime rate of interest. This commitment terminated in accordance with its terms during the second quarter of 1999 as a result of the Company raising in excess of $5.5 million from other sources for working capital purposes. In addition, during the second quarter of 2000, Mitchell Rubenstein and Laurie S. Silvers, advanced a $2,050,000 unsecured line of credit facility to the Company. The Company drew upon this line of credit in the second quarter of 2000 to enable the Company to meet its obligation to lend to a former shareholder of CinemaSource funds to pay a portion of the shareholder's taxes resulting from the sale of CinemaSource to the Company, and again in the third quarter of 2000. The loans were repaid in full and there are no borrowings by the Company under the line of credit as of the Record Date.

                        PROPOSAL TO APPROVE AN AMENDMENT
          TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
              TO CHANGE THE COMPANY'S NAME TO HOLLYWOOD MEDIA CORP.

                                (PROPOSAL NO. 2)

         The Board of Directors has unanimously approved an amendment and restatement of the Company's Second Amended and Restated Articles of Incorporation to change the name of the Company to Hollywood Media Corp. (the "Charter Amendment"), and has directed that the Charter Amendment be submitted to the shareholders of the Company for approval. To effect such changes, Article I of the Company's Second Amended and Restated Articles of Incorporation will be amended to read as follows:


                                   "ARTICLE I
                                      NAME
                                      ----

         The name of the corporation is Hollywood Media Corp. (the "Corporation")."
 -----------

         If the Charter Amendment is approved by the required vote of shareholders, it will become effective upon the filing of the Third Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida.

REASONS FOR THE CHARTER AMENDMENT

         Through a series of acquisitions and other initiatives over the last two years, Hollywood.com, Inc. has evolved into a leading media and Internet company with widely recognized brands and a broad and deep collection of entertainment content. Hollywood.com and Broadway.com are premier web sites in the areas of movies and live theater and HollywoodPro.com is a leading subscription web site geared to movie professionals. CinemaSource and EventSource compile and syndicate a wide range of entertainment and event information to more than 200 different media outlets, including web portals, major newspapers and wireless providers. MovieTickets.com, a joint venture with several major theater exhibitors, sells movie tickets online for theaters throughout the United States and Canada. Our live theater ticketing businesses, Theater Direct International and Broadway.com, sell tickets online and to the travel and tourism industry for shows in New York and London. We also continue to operate the intellectual property business from which our company has expanded and evolved.

         To fully reflect our growth and multi-faceted businesses, the Board of Directors has voted in favor of changing our name to Hollywood Media Corp.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSED CHARTER AMENDMENT.

                PROPOSAL TO APPROVE THE 2000 STOCK INCENTIVE PLAN

                                (PROPOSAL NO. 3)

GENERAL

         The Board of Directors of the Company has approved the Company's 2000 Stock Incentive Plan (the "2000 Plan") and recommends that holders of common stock vote for approval of the Plan. The existing employee stock option plan maintained by the Company was adopted in 1993 and fewer than 250,000 shares of common stock are available for issuance under the 1993 Plan. The average exercise price of stock options outstanding under the 1993 Plan is $14.36 per share. Accordingly, the Board of Directors and management of the Company believe that the Company should adopt the 2000 Plan in order to continue to attract, retain, and motivate highly competent persons as officers and key employees of the Company.

PLAN DESCRIPTION

         The statements in this Proxy Statement concerning the terms and provisions of the 2000 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 2000 Plan, which is attached hereto as Appendix B.

         The purpose of the 2000 Plan is to advance the interests of the Company by providing an additional incentive to attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, the Company and its subsidiaries and affiliates and to encourage stock ownership in the Company by such persons by providing them opportunities to acquire shares of the Company's common stock, or to receive monetary payments based on the value of such shares pursuant to the Benefits described therein. Additionally, the 2000 Plan is intended to assist in further aligning the interests of the Company's officers, key employees and consultants to those of its other stockholders.

         The 2000 Plan is administered by the Stock Option Committee, which has the right to determine, among other things, the persons to whom options are granted, the number of shares of common stock subject to options, the exercise price of options and the other terms and conditions thereof.

         The 2000 Plan provides for the issuance of Incentive Stock Options and Nonqualified Stock Options. An Incentive Stock Option is an option to purchase common stock that meets the definition of "incentive stock option" set forth in
Section 422 of the Internal Revenue Code of 1986. A Nonqualified Stock Option is an option to purchase common stock that meets certain requirements in the plan but does not meet the definition of an "incentive stock option" set forth in
Section 422 of the Code. In addition, the Benefits under the Plan may be granted in any one or a combination of Options, Stock Appreciation Rights, Stock Awards, Performance Awards and Stock Units.

         If this proposal is approved by the shareholders, 1,000,000 shares will be available for issuance pursuant to Benefits granted under the 2000 Plan. In addition, if this proposal is approved by the shareholders, the 2000 Plan will provide that the number of shares reserved for issuance thereunder shall automatically be increased on the first day of each fiscal quarter of the Company beginning on January 1, 2001, so that such number shall equal the lesser of 2,000,000 shares of Common Stock (which number is subject to adjustment in accordance with Section 13 thereof) or five percent (5%) of the Company's outstanding common stock. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 750,000;

provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 750,000 (in each case subject to adjustments made in accordance with Section 13 thereof). If any Benefit granted pursuant to the 2000 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the 2000 Plan. The shares acquired upon exercise of Benefits granted under 2000 Plan will be authorized and unissued shares of common stock. The Company's shareholders do not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 2000 Plan.

         All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of Benefits under the 2000 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of Benefits, each holder of a Benefit must enter into a benefit agreement with the Company that contains the appropriate terms and conditions as determined by the Stock Option Committee.

TERMS AND CONDITIONS OF BENEFITS

         OPTION PRICE. For any Option granted under the 2000 Plan, the option price per share of common stock is determined by the Stock Option Committee but may not be less than par value. Furthermore, the option price per share of any Incentive Stock Option may not be less than the "Fair Market Value" of the Common Stock on the date such Incentive Stock Option is granted. As of the Record Date, the Fair Market Value of the common stock was $7.500 per share.

         EXERCISE OF OPTIONS. Each Option is exercisable in such amounts at such intervals and upon such terms as the Stock Option Committee may determine. In no event may an Option be exercisable after 10 years from the date of grant. Unless otherwise provided in an Option, 100% of the unvested outstanding Options and Stock Appreciation Rights held by each Optionee under the 2000 Plan shall become immediately exercisable in full (i) if there occurs any transaction approved by the Company's Board of Directors and consummated (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that will have the result that (A) any legal entity or person owns at least 51 percent of the voting stock of the Company or (B) shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a consolidation, merger, liquidation or like business combination or reorganization; (ii) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" cease for any reason to constitute at least a majority thereof; (iii) the Company's Common Stock ceases to be publicly traded; or (iv) the Company Board of Directors approves a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated. The Stock Option Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. As used in the 2000 Plan, "Continuing Directors" means (x) the directors of the Company in office on November 3, 2000 and (y) any successor to any such director and any additional director who after November 3, 2000 was nominated or selected by a majority of the Continuing Directors (or the Nominating Committee of the Board of Directors of the Company) in office at the time of his or her nomination or selection.

         POST-EMPLOYMENT EXERCISES. The exercise of any Option after termination of employment of a participant with the Company, a subsidiary of the Company or with any company providing consulting services to the Company shall be subject to conditions imposed by the Stock Option Committee at the time of the grant and satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company; provided that this clause (i) shall not apply to consultants of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company; provided, however, that the Stock Option Committee, in its sole discretion, may waive any conditions imposed in the grant letter or as set forth in (i) and (ii) above relating to the exercise of options after the date of termination of employment during the term of the option.

         NONTRANSFERABILITY. Benefits granted under the 2000 Plan are not transferable by a participant other than by will or the laws of descent and distribution, and Benefits are exercisable during a participant's lifetime only by the participant.

         TERMINATION OF BENEFITS. The expiration date of a Benefit is determined by the Stock Option Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may any Benefit be exercisable after 10 years from the date it is granted.

         The 2000 Plan is not qualified under the provisions of Section 401(a) of the Code, nor are they subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL INCOME TAX EFFECT OF BENEFITS GRANTED UNDER THE 2000 PLAN

         INCENTIVE STOCK OPTIONS. Incentive Stock Options granted under the 2000 Plan are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of common stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercises of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercises of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.

         The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the common stock. If there is a Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.

         If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his or her alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.

         In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         NONQUALIFIED STOCK OPTIONS. In general, an individual who is granted a Nonqualified Stock Option will not recognize any taxable income upon the grant of such option. An Optionee granted a Nonqualified Stock Option under the 2000 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to federal income tax withholding. A federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.

         If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.

         STOCK APPRECIATION RIGHTS, STOCK UNITS. The amount of any cash or the fair market value of any stock received by the holder upon the exercise of stock appreciation rights or stock units under the 2000 Plan will be subject to ordinary income tax in the year such stock or cash is received, and the Company will be entitled to a deduction for such amount, subject to applicable limits.

         STOCK AWARDS. Generally, a grant of stock under the 2000 Plan, which shares are subject to vesting and transfer restrictions, will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to the Company in the year of the grant. Generally, the recipient will be taxed on the value of the stock received as compensation income in the years in which the restrictions on the stock lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate, less any consideration paid for the ordinary shares. Under Section 83(b) of the Code, however, any recipient may elect to treat the fair market value of such restricted stock on the date of such grant as compensation income in the year of the grant, provided the recipient makes the election pursuant to Section 83(b) of the Code within thirty (30) days after the date of the grant. In any case, the Company will receive a deduction for federal income tax purposes equal to the amount of compensation included in the recipient's income in the year in which that amount is so included.

         CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including amounts received pursuant to the 2000 Plan). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The stockholder approval requirement is not satisfied if the compensation payable under the 2000 Plan would be paid regardless of whether such stockholder approval is obtained. Another exception applies to certain compensation paid pursuant to plans in existence while a company is privately held. It is intended that compensation payable under the 2000 Plan will qualify for an exception to the 162(m) limitations. However, no assurance can be given that the IRS would not take a contrary position. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that section. Excess parachute payments subject the recipients of such payments to a 20 percent excise tax.

         A participant's tax basis in stock acquired under the 2000 Plan is equal to the sum of the price paid for the stock acquired, if any, and the amount of ordinary income recognized by the participant on the transfer of the stock. The participant's holding period for the stock begins just after the transfer of the stock. If a participant sells stock acquired under the 2000 Plan, any difference between the amount realized in the sale and the participant's tax basis in the shares is taxed as capital gain or loss, provided the shares are held as a capital asset on the date of sale, and depending on the participant's holding period for the shares.

         The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to a participant or to the Company, or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax adviser as the Federal, state, local or other tax consequences of the grant or exercise of a Benefit or the disposition of Common Stock acquired on exercise of a Benefit.

SECURITIES ACT REGISTRATION; RESTRICTIONS ON RESALE

         The Company plans to register all of the shares of Common Stock available for issuance under the 2000 Plan on a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

         The federal securities laws prohibit sales of shares of Common Stock by persons who possess material, non-public, adverse information about the Company. Therefore, shares acquired under the 2000 Plan should not be resold by any person who possesses such information. The Company from time to time notifies employees who may have access to material, non-public information that such persons should refrain from transactions involving Company stock for a specified period. During such a period, an employee may be required to not sell Common Stock or otherwise engage in transactions under the 2000 Plan, even if he or she does not in fact possess material, non-public information regarding the Company. Certain employees are also subject to potential short-swing profits liability under Section 16(b) of the Exchange Act with respect to purchases and sales of shares of Common Stock. The Company intends that grants of options and the payment of Common Stock in lieu of cash fees under the 2000 Plan will be exempt from Section 16(b) by virtue of Rule 16b-3 under the Exchange Act, and an exercise of an option be exempt under both Rule 16b-3 and Rule 16b-6(b). Under current SEC rules, sales of shares in the open market will in most cases not be exempt, although the grant and exercise of an option under the 2000 Plan in most cases will be exempt.

         In addition, affiliates (as such term is defined in Rule 144 under the Securities Act; may resell the shares acquired by them to the public only pursuant to Rule 144 or other applicable exemptions from the registration requirements of the Securities Act, or pursuant to a registration statement under the Securities Act (if any). Compliance with Rule 144 for an affiliate's resales requires, among other things, that, at the time of any offer or sale, certain information regarding the Company be on file with the SEC and up to date; that the affiliate's shares be sold only through a broker or to a market maker; that the amount of sales by the affiliate in any three-month period under Rule 144 be limited as prescribed in the Rule; and that proposed sales in excess of certain minimum amounts be reported through the filing of a Form 144 with the SEC. Because shares acquired under the 2000 Plan will generally not be considered to be "restricted securities" for purposes of Rule 144, the one-year holding period imposed by Rule 144(d) will not apply to resales of shares acquired under the 2000 Plan. The Company's transfer agent may in some cases require the Company's counsel to give an opinion that all of the requirements of Rule 144 are being complied with by the affiliate selling the shares.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE 2000 PLAN.

                 PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

                                (PROPOSAL NO. 4)

         The firm of Arthur Andersen LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended December 31, 1999. Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the Company's independent public accountants for the current year ending December 31, 2000 and has directed that management submit such appointment for ratification by the shareholders at the Meeting. One or more representatives of Arthur Andersen LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the SEC, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than July 15, 2001. Such proposals also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in Company sponsored proxy materials.

                                     EXPERTS

         The financial statements and schedules are incorporated by reference in this Proxy Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated in this Proxy Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, and have not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following filings and any filings made with the SEC prior to the date of the Meeting under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o        Our Annual Report on Form 10-K for the year ended December 31,
                  1999;

         o Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000;

         o Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000;

         o Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000; and

         o Our Current Reports on Form 8-K filed with the SEC on August 29, 2000 and October 5, 2000.

         We will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon request, a copy of any or all of the information incorporated herein by reference. Exhibits to any of the documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to: Investor Relations Department, Hollywood.com, Inc., 2255 Glades Road, Suite 237 West, Boca Raton, Florida 33431, telephone number (561) 998-8000.

                                By Order of the Board of Directors


                                Laurie S. Silvers
                                President and Secretary
Boca Raton, Florida
November 17, 2000

                                   APPENDIX A
                                   ----------
                        CHARTER OF THE AUDIT COMMITTEE OF
                               HOLLYWOOD.COM, INC.

PURPOSE AND SCOPE
-----------------

This Charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of HOLLYWOOD.COM, INC., a Florida corporation (the "Company"). The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

         o the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

         o the Company's systems of internal accounting and financial controls;

         o the independence and performance of the Company's outside auditors; and

         o compliance by the Company with any legal compliance and ethics programs as may be established by the Board and the Company's management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's:

         o        independent auditors,

         o        internal accounting staff, and

         o        management.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.

The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE
------------------------

The Committee shall be comprised of not less than three members of the Board. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:

         o has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and


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

         o is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

         o the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders, and

         o the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-to-time.

KEY RESPONSIBILITIES AND PROCESSES
----------------------------------

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and management business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.


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

3.   The Committee shall:

         o ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

         o discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

         o recommend that the Board take appropriate action to oversee the independence of the independent auditors.

4. If so requested by the independent auditors or the Company's management, prior to the filing of the Company's Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

         o review the interim financial statements with management and the independent auditors, and

         o discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time.

5. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, not just acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

6. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement to be delivered to shareholders in connection with the Company's annual meeting of shareholders.

7. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter. Such review should include:

         o any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

         o any changes required in the planned scope of the internal audit; and

         o the internal audit department responsibilities, budget, and staffing.



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

8. The Committee shall meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

9. The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

10. The Committee shall review the significant reports to management prepared by the internal auditing department and management's responses.

11. The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's internal policies and procedures.

12. The Committee shall review with the Company's general counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.



Dated: June 13, 2000


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



                                   APPENDIX B
                                   ----------

                               HOLLYWOOD.COM, INC.

                            2000 STOCK INCENTIVE PLAN

         1. PURPOSE. The Hollywood.com, Inc. 2000 Stock Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers and key employees of, and consultants to, Hollywood.com, Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Company's common stock, par value $.01 per share (the "Common Stock"), or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's officers, key employees and consultants to those of its other stockholders.

         2. ADMINISTRATION.

                  (a) The Plan will be administered by one or more committees (collectively, the "Committee") appointed by the Board of Directors of the Company from among its members (which may be or include the Compensation Committee). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct. In the event that the Committee fails to meet the requirements for an exception to the maximum compensation expense deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") then the Committee may have its decisions ratified by the Board, to the extent necessary to meet the requirements applicable to such exception under Section 162(m) of the Code.

                   (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.



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



         3. PARTICIPANTS. Participants will consist of such officers and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

         4. TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

         5. COMMON STOCK AVAILABLE UNDER THE PLAN. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be up to 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 13 hereof. In addition, as the number of outstanding shares of Common Stock increases from time to time (which number shall be determined without considering as outstanding any shares of Common Stock that are the subject of any unexercised options under this Plan or any other option plan of the Company or any shares of Common Stock owned by the Company or any of its subsidiaries) the number of shares of Common Stock available for issuance under this Plan shall increase proportionately on the first day of each fiscal quarter of the Company beginning on January 1, 2001, so that such number shall equal the lesser of 2,000,000 shares of Common Stock (which number is subject to adjustment in accordance with Section 13 hereof) or five percent (5%) of the outstanding shares of Common Stock. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 750,000; provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 750,000 (in each case subject to adjustments made in accordance with Section 13 hereof). Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits; provided, however, that shares of Common Stock that are again made available for Benefits under the immediately preceding sentence shall nevertheless be treated as outstanding with respect to the individual to whom Benefits relating to such shares were originally granted for purposes of determining the maximum shares of Common Stock that may be awarded to any individual participant under the Plan.

         6. STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which

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

do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

                  (a) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price for Incentive Stock Options granted hereunder shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Incentive Stock Option is granted.

                  (b) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, or by delivery to the Company of (x) irrevocable instructions to deliver directly to a broker the stock certificates representing the shares for which the Option is being exercised, and (y) irrevocable instructions to such broker to sell such shares for which the Option is being exercised, and promptly deliver to the Company the portion of the proceeds equal to the Option exercise price and any amount necessary to satisfy the Company's obligation for withholding taxes, or any combination thereof. For purposes of making payment in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise of the Option and shall have been held by the Participant for at least six months. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option.

                  (c) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant; provided, however, the Committee may, in its sole discretion, later waive any such condition.

                  (d) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

                  (e) POST-EMPLOYMENT EXERCISES. The exercise of any Stock Option after termination of employment of a participant with the Company, a subsidiary of the Company or with any company providing consulting services to the Company shall be subject to such conditions as imposed by the Committee at the time of the grant and satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company; provided that this clause (i) shall not apply to consultants of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company; provided, however, that the Committee, in its sole discretion, may waive any conditions imposed in the grant letter or as set forth in (i) and (ii) above relating to the exercise of options after the date of termination of employment during the term of the option.

         7. STOCK APPRECIATION RIGHTS.

                  (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

                  (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

                  (c) The exercise of any Stock Appreciation Right after termination of employment of a participant with the Company, a subsidiary of the Company or with any company providing consulting services to the Company shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company; provided that this clause (i) shall not apply to


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

consultants of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company; provided, however, that the Committee, in its sole discretion, may waive any conditions imposed in the grant letter or as set forth in (i) and (ii) above relating to the exercise of options after the date of termination of employment during the term of the option.

         8. STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

         9. PERFORMANCE AWARDS.

                  (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

                  (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

                  (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

         10. STOCK UNITS.

                  (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards, as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).


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

                  (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

                  (c) Prior to the year with respect to which a Stock Unit may vest, the participant may elect not to receive a distribution upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral.

                  (d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

         11. PERFORMANCE-BASED AWARDS. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets; (vii) working capital targets relating to inventory and/or accounts receivable; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; and (xiii) total return to stockholders. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate Benefits payable upon the attainment of such performance goal.

         12. FOREIGN LAWS. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

         13. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

                  (a) If there shall be any change in the Common Stock of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee, in its sole discretion, shall adjust, in an equitable manner, as applicable, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on participants under the Plan.

                  (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options and Stock Appreciation Rights shall immediately vest and become exercisable. For purposes of this Section 14(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                            (i) the Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that will have the result that (A) any legal entity or person owns at least 51 percent of the voting stock of the Company or (B) shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in the transaction, and such transaction shall have been consummated; or

                           (ii) during any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                           (iii) the Company's Common Stock shall cease to be publicly traded; or

                           (iv) the Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated.

         For purposes of this Section 13(b), "Continuing Directors" shall mean
(x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors (or the Nominating Committee of the Board of Directors of the Company) in office at the time of his or her nomination or selection.

         The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company or the other events specified in Section 13(a), each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

         14. NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

         15. OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change in control of the Company, for the payment of the value of Benefits to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan. The Committee shall have full discretion to interpret and administer the Plan.

         16. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be (i) the closing price of the Company's Common Stock on the date preceding the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, (ii) if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company and
(iii) in connection with a Change in Control of the Company or an event specified in Section 13(a), the value of the consideration paid to stockholders in connection with such Change in Control or event or if no consideration is paid in respect thereof, the amount determined pursuant to clause (i) above.

         17. WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

         18. TENURE. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         19. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         20. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         21. DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

         22. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         23. EFFECTIVE DATE.

                  (a) The Plan shall be effective as of November 3, 2000, the date on which the Plan was adopted by the Board of Directors (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting, any special meeting or by written consent of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

                  (b) This Plan shall terminate on November 3, 2010 (unless sooner terminated by the Committee).


                                      * * *

                                   APPENDIX C
                                   ----------

                               HOLLYWOOD.COM, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY


         The undersigned, a shareholder of HOLLYWOOD.COM, INC., a Florida corporation (the "Company"), hereby appoints Mitchell Rubenstein and Laurie S. Silvers, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2255 Glades Road, Suite 238W, Boca Raton Florida 33431, on December 15, 2000 at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals as specified and, in their discretion, on such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                         (TO BE SIGNED ON REVERSE SIDE)

         The Board of Directors unanimously recommends a vote FOR the election of all the director nominees listed in proposal 1 and FOR the approval of each of proposals 2, 3 and 4.

1.       ELECTION OF DIRECTORS

         NOMINEES:         MITCHELL RUBENSTEIN            LAURIE S. SILVERS          DR. MARTIN H. GREENBERG

                           HARRY T. HOFFMAN               RUSSELL I. PILLAR          JULES L. PLANGERE, JR.


                           MITCHELL SEMEL                 DEBORAH J. SIMON           DAVID WILLIAMS

                 [ ] VOTE FOR all nominees listed,                       [ ] WITHHOLD AUTHORITY TO
                 except authority to vote                                    VOTE for all nominees
                 withheld for the following
                 nominees(if any)___________________
                 ___________________________________

2. Vote for the proposal to approve an Amendment to the Company's Second Amended and Restated Articles of Incorporation to change the Company's name to Hollywood Media Corp.

          [ ] VOTE FOR           [ ] VOTE AGAINST             [ ] ABSTAIN


3.       Vote for the proposal to approve the Company's 2000 Stock Incentive
         Plan.

          [ ] VOTE FOR           [ ] VOTE AGAINST             [ ] ABSTAIN


4. Vote for the proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending on December 31, 2000.

          [ ] VOTE FOR           [ ] VOTE AGAINST             [ ] ABSTAIN


5. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for the 2000 Annual Meeting, and (2) the Company's 1999 Annual Report to Shareholders.

______________________________________      Dated: _____________________, 2000
(Signature)
______________________________________      Dated: _____________________, 2000
(Signature, if held jointly)

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity, giving the full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.